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                                                                  Exhibit 23(a)

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

   To the Board of Directors
   General Electric Capital Corporation:

   We consent to incorporation by reference in the Registration Statement on Form S-3 of General Electric Capital Corporation of our report dated February 8, 2002 relating to the statement of financial position of General Electric Capital Corporation and consolidated affiliates as of December 31, 2001 and 2000, and the related statements of earnings, changes in share owners' equity and cash flows for each of the years in the three-year period ended December 31, 2001, and the related schedule, which report appears in the December 31, 2001 annual report on Form 10-K of General Electric Capital Corporation.

   We also consent to the reference to our firm under the heading "Experts" in the Registration Statement.

                                          KPMG LLP

Stamford, Connecticut
March 18, 2002